Exhibit 99.9

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: August 12, 2021

GLOBAL VALUE INVESTMENT CORP.

By:	/s/ Jeffrey R. Geygan
Name: Jeffrey R. Geygan
Title: Chief Executive Officer

GVP 2021-A, L.P.
By GVP 2021-A, L.L.C.
By GLOBAL VALUE INVESTMENT CORP.

By:	/s/ Jeffrey R. Geygan
Name: Jeffrey R. Geygan
Title: Chief Executive Officer

By GVP 2021-A, L.L.C.
By GLOBAL VALUE INVESTMENT CORP.

By:	/s/ Jeffrey R. Geygan
Name: Jeffrey R. Geygan
Title: Chief Executive Officer

/s/	Jeffrey R. Geygan
Jeffrey R. Geygan

/s/	James P. Geygan
James P. Geygan

/s/	Stacy A. Wilke
Stacy A. Wilke

/s/	Kathleen M. Geygan
Kathleen M. Geygan